Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-237354

PROSPECTUS

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

106,775 Shares of Common Stock

The selling shareholders of Sonnet Biotherapeutics Holdings, Inc. (“Sonnet,” “we,” “us” or the “Company”) listed beginning on page 9 of this prospectus may offer and resell under this prospectus up to 54,878 shares of our common stock issued upon conversion of Series 2 Convertible Preferred Stock acquired by certain of the selling shareholders under a Securities Purchase Agreement dated February 7, 2020 (“conversion shares”) and (ii) 51,897 shares of our common stock held by certain other stockholders, registered hereunder on a “piggyback” basis.

We are registering the resale of the conversion shares covered by this prospectus as required by the Registration Rights Agreement we entered into with certain investors on February 7, 2020. The selling shareholders will receive all of the proceeds from any sales of the shares offered hereby. We will not receive any of the proceeds, but we will incur expenses in connection with the offering.

The selling shareholders may sell these shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling shareholders. Our registration of the shares of common stock covered by this prospectus does not mean that the selling shareholders will offer or sell any of the shares. For further information regarding the possible methods by which the shares may be distributed, see “Plan of Distribution” beginning on page 11 of this prospectus.

Our common stock is listed on The Nasdaq Capital Market under the symbol “SONN.” The last reported sale price of our common stock on May 4, 2020 was $4.92 per share.

Investing in our common stock is highly speculative and involves a significant degree of risk. Please consider carefully the specific factors set forth under “Risk Factors” beginning on page 5 of this prospectus and in our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling shareholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this prospectus.

We have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of common stock other than the shares of our common stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “Sonnet,” the “Company,” “we,” “us” and “our” refer to Sonnet BioTherapeutics Holdings, Inc.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the securities being offered hereby. This prospectus does not contain all of the information in the registration statement and its exhibits. The registration statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the registration statement in order to review a copy of the contract or documents. The registration statement and the exhibits are available at the SEC’s Public Reference Room or through its Website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and at its regional offices, a list of which is available on the Internet at http://www.sec.gov/contact/addresses.htm. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at http://www.sonnetbio.com. The information on our website is not part of this prospectus.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Sonnet BioTherapeutics Holdings, Inc.

Attn: Pankaj Mohan, Ph.D., CEO and Chairman

100 Overlook Center, Suite 102

Princeton, New Jersey 08540

(609) 375-2227

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 18, 2020 (as amended by Form 10-K/A on April 22, 2020);

●	our Current Reports on Form 8-K dated January 6, 2020, February 7, 2020, February 18, 2020, March 9, 2020, March 19, 2020, March 26, 2020, March 27, 2020, April 3, 2020 and April 20, 2020;

●	our Registration Statement on Form S-4 (File No. 333-235301) filed with the SEC on November 27, 2019 (as amended by Form S-4/A on February 7, 2020); and

●	the description of our Common Stock contained in the prospectus, constituting part of our Registration Statement on Form S-1 (File No. 333-230857) filed with the SEC on April 15, 2019, and subsequently amended on May 28, 2019 and June 7, 2019.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Additional Information,” above.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may include forward-looking statements that reflect our current views with respect to our research and development activities, business strategy, business plan, financial performance and other future events. These statements include forward-looking statements both with respect to us, specifically, and the biotechnology sector, in general. We make these statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements involve inherent risks and uncertainties, and there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, those factors set forth under the caption “Risk Factors” in this prospectus supplement and in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus supplement. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any of our securities, you should consider carefully all of the factors set forth or referred to in this prospectus that could cause actual results to differ.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in the Company’s Registration Statement on Form S-4 (File No. 333-235301) filed with the SEC on November 27, 2019 (as amended by Form S-4/A on February 7, 2020), and in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the Securities and Exchange Commission (the “SEC”), and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Information Incorporated by Reference.”

PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 5, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus.

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The Company

We are a clinical-stage biopharmaceutical company with a proprietary technology for developing novel biologic medicines we refer to as FHAB™ (Fully Human Albumin Binding). FHAB utilizes a fully human single chain antibody fragment (scFv) linked to either one or two therapeutic molecules capable of affecting single- or bi-specific mechanisms of action. The FHAB construct contains a domain that is designed to bind to and “hitch hike” on human serum albumin (HSA) for transport to tumors and sites of inflammation. This design potentiates drug accumulation in target tissues and extension of the duration of therapeutic activity in the body. FHAB development candidates are produced in a mammalian cell culture, which enables glycosylation, thereby reducing the risk of immunogenicity. Our pipeline includes cytokine-based immuno-oncology products and we believe our FHAB technology is well suited for future drug development across a range of human disease areas, including autoimmune, inflammatory, and hematological conditions.

Our current internal pipeline development activities are focused on cytokines, a class of cell signaling peptides that, among other important functions, serve as immunomodulatory agents with potent anti-cancer properties. Working both independently and synergistically, specific cytokines – interleukins - have shown the ability to modulate the activation and maturation of immune cells that fight cancer. However, because they do not preferentially accumulate at tumor sites and are quickly eliminated from the body, the conventional approach to achieving a treatment effect with cytokine therapy typically requires the administration of high and frequent doses. This results in low therapeutic efficacy accompanied by the potential for systemic toxicity, which poses challenges to the therapeutic application of this class of drugs in the cancer setting. We believe our FHAB technology offers a potential solution to this problem based on an in vivo study in a mouse melanoma model where FHAB significantly improved efficacy versus interleukin by itself due to targeted tumor accumulation and an enhanced therapeutic half-life.

We have a pipeline of therapeutic compounds focused on oncology indications of high unmet medical need.

● SON-080, our lead product candidate, is a fully human version of low dose Interleukin-6 (IL-6) that has successfully completed Phase I clinical trials and, during 2020, we expect to advance to a pilot efficacy Phase II study in patients with chemotherapy-induced peripheral neuropathy (CIPN), a common side effect of antineoplastic cancer regimens. We will also explore the development of low-dose IL-6 in diabetic peripheral neuropathy (DPN) through our SON-081 program, which will include a Phase Ib clinical trial as a next step.

● SON-1010 (IL12- FHAB), our most advanced FHAB-derived compound, utilizes a fully human version of Interleukin-12 (IL-12) linked to FHAB. This compound is being developed for undisclosed solid tumor indications and is expected to enter a Phase I clinical trial in late 2020 or early 2021.

● SON-1210 (IL15- FHAB-IL12), our first bi-specific construct, combines FHAB with IL-12 and fully human Interleukin-15 (IL-15). This compound is also being developed for undisclosed solid tumor indications and is expected to enter a Phase I clinical trial in 2021.

In our discovery pipeline, we are investigating:

● SON-2014 (GMcSF- FHAB-IL18), a bi-specific combination of Granulocyte-Macrophage Colony Stimulating Factor (GM-CSF) and Interleukin-18 (IL-18) for undisclosed cancers; and

● SON-3015 (anti-IL6- FHAB-anti-TGFβ), a bi-specific combination of anti-IL6 and anti-Tumor Growth Factor Beta for tumor and bone metastases.

The Merger, Reverse Stock Split and Name Change

On April 1, 2020, Sonnet (formerly known as Chanticleer Holdings, Inc.), completed its business combination with Sonnet BioTherapeutics, Inc. (“Sonnet Sub”), in accordance with the terms of the Agreement and Plan of Merger, dated as of October 10, 2019, as amended, by and among Sonnet, Sonnet Sub and Biosub Inc., a wholly-owned subsidiary of Sonnet (“Merger Sub”) (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Sonnet Sub, with Sonnet Sub surviving as a wholly owned subsidiary of Sonnet (the “Merger”).

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In connection with, and immediately prior to the completion of, the Merger, Sonnet effected a reverse stock split of its shares of common stock, at a ratio of 1-for-26 (the “Reverse Stock Split”). Under the terms of the Merger Agreement, after taking into account the Reverse Stock Split, Sonnet issued shares of common stock to Sonnet Sub’s stockholders at an exchange rate of 0.106572 share of Sonnet common stock for each share of Sonnet Sub common stock outstanding immediately prior to the Merger. In connection with the Merger, Sonnet changed its name from “Chanticleer Holdings, Inc.” to “Sonnet BioTherapeutics Holdings, Inc.,” and the business conducted by Sonnet became the business conducted by Sonnet Sub.

Corporate Information

Our principal offices are located at 100 Overlook Center, Suite 102, Princeton, New Jersey 08540, and our telephone number is (609) 375-2227. Our website address is www.sonnetbio.com. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.

THE OFFERING

Shares of Common Stock that May be Offered by the Selling shareholders -	Up to 106,775 shares of common stock.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Offering Price	The selling shareholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Nasdaq Capital Market Symbol	SONN

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus, and any other risk factors described in the documents incorporated by reference herein, for a discussion of certain factors to consider carefully before deciding to invest in our common stock.

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Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling shareholders for offer and sale, we are referring to the shares of common stock issued upon conversion of the Preferred Stock as well shares of common stock held by certain other stockholders registered hereunder on a “piggy-back” basis, each as described under “The Private Placement” and “Selling shareholders.” When we refer to the selling shareholders in this prospectus, we are referring to the selling shareholders identified in this prospectus and, as applicable, their donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer.

Private Offering

On February 7, 2020, we entered into a Securities Purchase Agreement (“Purchase Agreement”) for the sale of up to 1,500 shares of a new series of convertible preferred stock of Sonnet (the “Preferred Stock”) with an institutional investor for gross proceeds to Sonnet of up to $1,500,000. The transaction closed in two tranches for the full amount.

In connection with the Purchase Agreement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the investor. The investor subsequently waived the 15 day deadline under the Registration Rights Agreement and permitted the company to include resale shares belonging to certain unrelated stockholders hereunder on a piggyback basis. Pursuant to the Registration Rights Agreement we are obligated to (i) file a registration statement with SEC prior to the closing of the proposed merger (ii) have the registration statement declared effective as soon as practicable after filing, and in any event no later than 90 days after execution of the Purchase Agreement (or 90 days if the registration statement is reviewed by the SEC), and (iii) maintain the registration until all registrable securities may be sold pursuant to Rule 144 under the Securities Act. The Registration Rights Agreement contains customary terms and conditions for a transaction of this type, including certain customary cash penalties on the Registrant for its failure to satisfy specified filing and effectiveness time periods.

The “piggback” shares registered hereunder consist of shares underlying certain warrants previously exercised.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are not complete and are subject to and qualified in their entirety by reference to the Purchase Agreement and the Registration Rights Agreement, which are incorporated herein by reference and are Exhibits 10.1 and 4.1, respectively, to this registration statement.

USE OF PROCEEDS

In the case of a sale by the selling shareholders, we will not receive any of the proceeds from such sale.

SELLING SHAREHOLDERS

An aggregate of 106,775 shares of common stock may be offered for sale and sold from time to time pursuant to this prospectus by the selling shareholders and their respective transferees, distributees, pledgees, donees, assignees or other successors. We are paying all of the expenses in connection with such registration and the sale of the shares, other than selling commissions and the fees and expenses of counsel and other advisors to the selling shareholders. Information concerning the selling shareholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

The following table sets forth, for the selling shareholders to the extent known by us, the number of shares of our common stock beneficially owned, the number of shares of our common stock offered hereby and the number of shares and percentage of outstanding common stock to be owned after completion of this offering, assuming all shares offered hereby are sold. Other than Larry S. Spitcaufky, none of the selling shareholders has had any material relationship within the past three years with us or, to our knowledge, our affiliates. Mr. Spitcaufsky, a significant shareholder and former member of the Company’s board of directors, is also an original lender to the Company for $2 million of the Company’s $6 million in secured debentures. The Company had previously entered into a franchise agreement with entities controlled by Mr. Spitcaufsky providing him with the franchise rights for Little Big Burger in the San Diego area and an option for southern California. In February 2019, Mr. Spitcaufsky closed both of his franchised Little Big Burger restaurants and all agreements were terminated in May 2019. deemed beneficial owner of the shares held by that entity and exercises voting and dispositive power over those shares.

Russell J. Steward, Karen Kang, G. Tyler Runnels, John S. Lemak and TRW Capital Growth Fund, LLC are affiliated with broker/dealers and have represented to us that they purchased the resale shares in the ordinary course of business, and at the time of the purchase of the resale shares to be resold, they had no agreements or understandings, directly or indirectly, with any person to distribute shares.

T.R. Winston & Company, LLC is a broker-dealer and as such is deemed an underwriter under this registration statement.

All of the information contained in the table below is based solely upon information provided to us by the selling shareholders or otherwise known by us. In addition to the shares offered hereby, the selling shareholders may otherwise beneficially own our shares of common stock as a result of, among others, open market purchases, which information is not obtainable by us without undue effort and expense. The selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which the information regarding the shares beneficially owned was last known by us, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act.

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The number of shares outstanding and the percentages of beneficial ownership are based on 9,201,619 shares of our common stock issued and outstanding as of April 16, 2020.

For the purposes of the following table, the number of shares of our common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling shareholder has sole or shared voting power or investment power and also any shares that that selling shareholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option.

The common stock being offered by the selling shareholders are those previously issued to the selling shareholders, and those issued to the selling shareholders, upon conversion of the Preferred Stock. For additional information regarding the issuances of the Preferred Stock and shares of common stock, see “Private Placement” above. We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on its ownership of the shares of common stock and/ or Preferred Stock, as of April 16, 2020.

The third column lists the shares of common stock being offered by this prospectus by the selling shareholders.

The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Name of Selling Shareholder	Number of Shares Owned Before Offering	Number of Shares Being Offered	Number of Shares Owned After Offering	Percent of Shares Owned After Offering

Arena Origination Co., LLC (1)	33,110	33,110	0	0
Arena Special Opportunities Fund, LP (2)	21,768	21,768	0	0
Russell J. Steward (3)	252	252	0	0
Bryan Ezralow as Trustee of the Bryan Ezralow 1994 Trust u/t/d 12/22/1994 (4)	24,0139	11,538	12,475	*
David Leff as Trustee of the C and R Irrevocable Trust u/t/d 11/05/2007 (5)	384	384	0	0
CCM Holdings, LLC (6)	30	30	0	0
David Michael Leff as Trustee of the David Leff Family Trust u/t/d 02/03/1988 (7)	384	384	0	0
Elevado Investment Company, LLC (8)	1,538	1,538	0	0
EMSE, LLC (8)	3,076	3,076	0	0
Gary Freedman as Trustee of the Freedman 2006 Irrevocable Trust u/t/d 02/27/2006 (9)	384	384	0	0
Gary Freedman as Trustee of the Freedman Family Trust u/t/d 05/25/1982 (9)	384	384	0	0
The Jonathan and Nancy Glaser Family Trust (10)	7,796	7,692	104	*
Karen Kang (11)	357	357	0	0
Marc Ezralow as Trustee of the Marc Ezralow 1997 Trust u/t/d 11/26/1997 (12)	6,462	1,538	4,924	*
Joshua and Julie Ofman Family Trust (13)	769	769	0	0
G. Tyler Runnels and Jasmine N. Runnels TTES The Runnels Family Trust DTD 1//11/2000 (14)	1,389	1,389	0	0
MARC EZRALOW AS TRUSTEE OF THE SPA TRUST U/T/D 09/13/2004 (15)	769	769	0	0
Larry S. Spitcaufsky, Trustee of Larry S. Spitcaufsky Family Trust UTD 1/19/88 (16)	22,826	15,384	7,442	*
T.R. Winston & Company, LLC (17)	1,292	1,292	0	0
TRW Capital Growth Fund, LLC (18)	192	192	0	0
John S. Lemak (19)	1,016	1,016	0	0
Lisa Mannion	1,731	1,731	0	0
The Prag Living Trust UTD 9/23/2019 (20)	8,147	1,783	6,364	*
Galuchie Living Trust (21)	15	15	0	0

* Less than 1%

(1) Consists of 31,110 shares of common stock issued upon the conversion of the series 2 preferred stock held by Arena Origination Co., LLC, or Originating Fund. Arena Investors, LP is the investment adviser of, and may be deemed to beneficially own securities owned by, Originating Fund. Westaim Origination Holdings, Inc is the managing member of, and may be deemed to beneficially own securities owned by, Originating Fund. Arena Investors GP, LLC is the general partner of, and may be deemed to beneficially own securities owned by, Arena Investors, LP. Each of Arena Investors, LP and Westaim Origination Holdings, Inc. or, together, Arena, shares voting and disposal power over the shares held by Originating Fund. Each of the persons set forth above other than Originating Fund disclaims beneficial ownership of the shares beneficially owned by Originating Fund and this prospectus shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities. The address for Originating Fund is c/o Arena Investors LP, 405 Lexington Avenue, 59th Floor, New York, New York 10174.

(2) Consists of 21,768 shares of common stock issued upon the conversion of the series 2 preferred stock held by Arena Special Opportunities Fund, LP, or Opportunities Fund. Arena Investors, LP is the investment adviser of, and may be deemed to beneficially own securities owned by, Opportunities Fund. Arena Special Opportunities Fund (Onshore) GP, LLC is the general partner of, and may be deemed to beneficially own securities owned by, Opportunities Fund. Arena Investors GP, LLC is the general partner of, and may be deemed to beneficially own securities owned by, Arena Investors, LP. Each of Arena Investors, LP and Arena Special Opportunities Fund (Onshore) GP, LLC, or, together, Arena, shares voting and disposal power over the shares held by Opportunities Fund. Each of the persons set forth above other than Opportunities Fund disclaims beneficial ownership of the shares beneficially owned by Opportunities Fund and this prospectus shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities. The address for Opportunities Fund is c/o Arena Investors LP, 405 Lexington Avenue, 59th Floor, New York, New York 10174.

(3) Mr. Steward is an affiliate of a broker-dealer. Mr. Stewards represents that he purchased the shares in the ordinary course of business, and at the time of the purchase of the shares to be resold, he had no agreements or understandings, directly or indirectly, with any person to distribute shares.

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(4) Brian Ezralow, trustee, may be deemed to be the beneficial owner of the shares and has voting and dispositive control over these shares.

(5) David Leff, Trustee, may be deemed to be the beneficial owner of the shares and has voting and dispositive control over these shares.

(6) G. Tyler Runnels, member, may be deemed to be the beneficial owner of the shares and has voting and dispositive control over these shares.

(7) David Leff and Karen Lee Leff, trustees, are deemed to be the beneficial owner of the shares and have joint voting and dispositive control over these shares.

(8) Marshall Ezralow, Marc Ezralow and Bryan Ezralow are deemed to be the beneficial owner of the shares and have joint voting and dispositive control over these shares.

(9) Gary Freedman and Barbara Freedman are deemed to be the beneficial owner of the shares and have joint voting and dispositive control over these shares.

(10) Jonathan Glaser may be deemed to be the beneficial owner of the shares and has voting and dispositive control over these shares.

(11) Karen Kang is an affiliate of a broker-dealer. Karen Kang represents that she purchased the shares in the ordinary course of business, and at the time of the purchase of the shares to be resold, she had no agreements or understandings, directly or indirectly, with any person to distribute shares.

(12) Marc Ezralow may be deemed to be the beneficial owner of the shares and has voting and dispositive control over these shares.

(13) Joshua J. Ofman, trustee, may be deemed to be the beneficial owner of the shares and has voting and dispositive control over these shares.

(14) G. Tyler Runnels may be deemed to be the beneficial owner of the shares and has voting and dispositive control over these shares. Mr. Runnels is an affiliate of a broker-dealer. Mr. Runnels represents that he purchased the shares in the ordinary course of business, and at the time of the purchase of the shares to be resold, he had no agreements or understandings, directly or indirectly, with any person to distribute shares.

(15) Marc Ezralow may be deemed to be the beneficial owner of the shares and has voting and dispositive control over these shares.

(16) Larry S. Spitcaufsky may be deemed to be the beneficial owner of the shares and has voting and dispositive control over these shares. Mr. Spitcaufsky served as director of the Company from August 25, 2017 through August 21, 2019.

(17) G. Tyler Runnels, Chairman and Chief Executive Officer, may be deemed to be the beneficial owner of the shares and has voting and dispositive control over these shares. T.R. Winston & Company, LLC is a broker-dealer and as such is deemed an underwriter under this registration statement.

(18) G. Tyler Runnels, President, may be deemed to be the beneficial owner of the shares and has voting and dispositive control over these shares. TRW Capital Growth Fund, LLC is an affiliate of a broker-dealer and represents that it purchased the shares in the ordinary course of business, and at the time of the purchase of the shares to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute shares.

(19) John S. Lemak is an affiliate of a broker-dealer and represents that he purchased the shares in the ordinary course of business, and at the time of the purchase of the shares to be resold, he had no agreements or understandings, directly or indirectly, with any person to distribute shares.

(20) Robert B. Prag, trustee, may be deemed to be the beneficial owner of the shares and has voting and dispositive control over these shares.

(21) John W. Galuchie, Jr., trustee, may be deemed to be the beneficial owner of the shares and has voting and dispositive control over these shares.

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PLAN OF DISTRIBUTION

Each selling shareholder of the securities and any of their transferees, distributees, pledgees, donees, assignees or other successors may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

○	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

○	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

○	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

○	an exchange distribution in accordance with the rules of the applicable exchange;

○	privately negotiated transactions;

○	settlement of short sales;

○	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

○	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

○	a combination of any such methods of sale; or

○	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. T.R. Winston & Company, LLC, selling shareholder that is a broker-dealer, is deemed an underwriter hereunder. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify certain selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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As the holders of common stock issued upon conversion of Preferred Stock, we agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling shareholders or any other person. We will make copies of this prospectus available to the Selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the rights and the shares of common stock offered by this prospectus have been passed upon for us by Libertas Law Group, Inc., Santa Monica, California.

EXPERTS

The consolidated financial statements of Sonnet BioTherapeutics Holdings, Inc. f/k/a Chanticleer Holdings, Inc. as of and for the years ended December 31, 2019 and 2018 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019, as amended, have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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